UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2007 (May 16, 2007)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

199 Benson Road, Middlebury, Connecticut	06749
(Address of principal executive offices)	(Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Materially Definitive Agreement.

Chemtura Corporation announced today that it has signed an amended and restated asset purchase and sale agreement to sell its EPDM business; the Celogen® foaming agents associated with the rubber industry; and its Geismar, Louisiana facility to Lion Copolymer, LLC, an affiliate of Lion Chemical Capital, LLC. The transaction, which is expected to close by the end of the second quarter, is subject to certain conditions, including regulatory approvals and financing. Expected proceeds from the transaction remain substantially the same as previously reported.

A copy of a press release announcing the signing of the amended and restated asset purchase and sale agreement is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

A copy of the Amended and Restated Asset Purchase and Sale Agreement dated as of May 16, 2007 is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

* * *

(d)	Exhibits

Exhibit Number	Exhibit Description

10.1	Amended and Restated Asset Purchase and Sale Agreement by and among Chemtura Corporation, various subsidiaries of Chemtura Corporation and Lion Copolymer, LLC, dated as of May 16, 2007

99.1	Press Release dated May 21, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)

By: /s/ Barry J. Shainman Name: Barry J. Shainman Title: Vice President and Secretary

Date:	May 21, 2007

Exhibit Index
Exhibit Number	Exhibit Description

10.1	Amended and Restated Asset Purchase and Sale Agreement by and among Chemtura Corporation, various subsidiaries of Chemtura Corporation and Lion Copolymer, LLC, dated as of May 16, 2007

99.1	Press Release dated May 21, 2007